December 23, 2009

Shaun Toker
31 Tuscany Ravine View NW
Calgary, AB  T3L 2W1

Dear Shaun,

Re: Termination of Employment

As you are aware, a decision has been made to terminate your employment and we have had discussions in this regard.  This letter sets out the terms upon which Triangle Petroleum Corporation proposes to terminate our relationship.

You were employed by Triangle Petroleum Corporation ("Triangle" or the "Company")) effective September 1, 2007 pursuant to an employment offer as CFO of Triangle and its 100% owned subsidiaries Elmworth Energy Corporation ("Elmworth") and Triangle USA Petroleum Corporation ("Triangle USA").  Effective January 1, 2008, you agreed to continue employment pursuant to an Employment Agreement (the "Employment Agreement") as Chief Financial Officer of Elmworth.  You were delegated and agreed to provide services to Elmworth as well as its related corporations, Triangle and Triangle USA.  The terms of the Employment Agreement is the starting point for the proposal set out herein, although as you will see Triangle is prepared to offer a greater severance proposal than mandated by the Employment Agreement.

This letter will confirm that Triangle has decided, in light of its new strategic direction, to terminate your employment and your association as an officer of Triangle, Elmworth, Triangle USA, and all of their associated and affiliated corporations.  As proposed below, you will cease from all officer positions immediately upon your acceptance of this letter and will continue as a Senior Financial Advisor to April 30, 2010.

Proposal

Although the Severance Amount as defined in the Employment Agreement provides for a minimum payment of a lump sum equal to five months' of your Annual Salary if your employment is terminated after January 1, 2008, Triangle proposes that in consideration for:

(a)           the immediate resignation from all officer positions of Triangle and its subsidiaries,
(b)           the immediate forfeiture of your 250,000 options issued under the Incentive Stock Option Agreement dated August 17, 2007 and your 50,000 options issued under the Incentive Stock Option Agreement dated July 2, 2008, and
(c)           a full and final release (the "Release"), which is attached as Schedule "A"

you will be paid an amount equal to eight months' of your Annual Salary, or $100,000.00, to be paid as follows:

(a)           $62,500.00 (five months' salary) on or before January 15, 2010, and

(b)           the balance, of $37,500.00 (three months' salary) on or before April 30, 2010.

Applicable deductions will be made from the above amount.

Furthermore, you agree from the date of accepting this letter to continue to work under the terms of your current Employment Agreement with the revised title of Senior Financial Advisor and the related Stock Option Agreement dated January 28, 2009 whereby you will participate in and support the transition of the management of Triangle and the restructuring and refinancing of Triangle and its related corporations, and that you will continue to perform your services as Senior Financial Advisor to the best of your abilities until and including April 30, 2010 (and in particular you will complete the filing of the 10-K form in the United States).  During the period from December 22, 2009 to April 30, 2010, you are approved to seek employment with an effective start date of May 1, 2010. In addition to your current Performance Fee of $10,000 that will be paid if the 10-K is filed within 80 days from yearend under the Employment Agreement, as a performance bonus for assisting in completing the filing of the 10-K form in the United States by April 30, 2010, you will be entitled to an issuance of 200,000 shares of common stock of Triangle, on a "shares for past services" basis, subject to acceptance by the TSX Venture Exchange, to be considered on or about May 1, 2010, provided that you will not be permitted to sell such common stock for a further three month period following May 1, 2010.  The Board of Directors of Triangle will act reasonably as reflected in a Resolution passed by a majority of the members of the Board at a properly convened meeting on or shortly after May 1, 2010, or by unanimous written resolution of the members of the Board, to determine their satisfaction of earning of the performance bonus and related approval of the issuance of the shares. The deemed price of the common stock to be issued shall be calculated by reference to the 20 day volume weighted average price of the shares on the TSX Venture Exchange, immediately prior to the Board's Resolution.

If Triangle terminates your employment as Senior Financial Advisor before April 30, 2010, you will be entitled to issuance of pro-rated portion of the 200,000 shares of common stock of Triangle, pro-rated to your last day of active employment as Senior Financial Advisor, on a "shares for past services" basis, subject to acceptance by the TSX Venture Exchange, to be considered on or about the termination date as Senior Financial Advisor, provided that you will not be permitted to sell such common stock for a further three month period following the termination date as Senior Financial Advisor.

If it is determined that the common shares of Triangle cannot be issued as contemplated above, a cash payment of the equivalent fair value of the shares, as determined by the number of common shares that would have been earned and the deemed price as set out above, will be paid within 10 days of such determination.

Resignations

As provided in Section 4.4 of the Employment Agreement, you will be required to resign from all offices in Elmworth, and in addition from all offices in Triangle, Triangle USA and all other associated and affiliated corporations.  Forms of resignation that you are to sign are attached as Schedule "B" (the "Resignations").

ROE and Insurance Matters

Your Record of Employment for purposes of claiming Employment Insurance benefits will be provided to you shortly after your effective termination date of April 30, 2010.  If you accept the offer set out above, then the appropriate figures will be included.  Otherwise, a Record of Employment will be prepared with the information available at that time, and an Amended Record of Employment will be provided later on as may be appropriate.

Please note that although group life insurance terminates upon the termination of your employment, you will have the right to obtain equivalent coverage from the insurer without a medical examination, provided you do so within the time limits specified under the group policy.

Acceptance

If you accept the terms of the proposal set out herein, please sign the duplicate copy of this letter (enclosed) as well as the Resignations set forth on Schedule "B", and return them to Dr. Peter J. Hill, President and Chief Executive Officer, no later than 4:30 p.m. on December  31st, 2009.

Please note that you will also be required to provide Triangle with a signed Release in the form enclosed, which is required as a condition of the settlement.

Other Matters

Please note the following:

1.           As is the case of all departing management employees, you will continue to be bound by those fiduciary duties and duties of confidentiality as apply to former management employees, and as well we draw to your attention the provisions of the Employment Agreement addressing Confidential Information, in paragraph 1.1 (c) as well as Article 5.

2.           In addition, we draw to your attention provisions addressing non-competition and non-solicitation of employees set out in Section 5.2 of the Employment Agreement.

3.           Section 2.02 (b) of Triangle's Stock Option Agreement you signed January 28, 2009 provides that “If a Holder ceases to be a Service Provider as a result of termination other than a termination for cause, effective as of the date notice is given in respect of such termination (the "Notice Date") and notwithstanding any other severance entitlements or entitlement to notice or compensation in lieu thereof, all outstanding unvested Stock Options shall be terminated and all rights thereunder shall be forfeited  and all vested Stock Options shall expire and terminate on the earlier of (i) 10 days from the Notice Date and (ii) the Expiry Date.” The Notice Date is considered to be April 30, 2010, which is your expected last day of employment.

4.           As mentioned above, the execution and delivery to our office of a Release in the form enclosed is required.

You may wish to seek legal and financial management advice before accepting the offer set out in this letter.

Also please note that the Employment Insurance Act provides that Employment Insurance benefits are not available for the period for which you have been compensated by payment of a severance payment.  Therefore, if you elect not to accept this offer, in the event that a severance payment is later agreed upon, you will be required to account to Service Canada for benefits received for the period compensated by a severance payment.  However, if you have any anticipation of Employment Insurance collecting benefits, you should make your application promptly after receipt of the Record of Employment.

Acceptance

As indicated above, if you wish to accept this proposal, please do so by

(a)           detaching the Release,

(b)           signing the duplicate copy of the letter, and

(c)           returning the signed and accepted letter to Dr. Peter J. Hill no later than 4:30 p.m. on December 31st, 2009.

We wish you well in your future endeavours

Yours truly,

TRIANGLE PETROLEUM CORPORATION

Per:	/s/ PETER HILL

ACCEPTED this 23rd day of December, 2009.

/s/ SHAUN TOKER
Shaun Toker

SCHEDULE "A"

RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that I, SHAUN TOKER, of the City of Calgary, in the Province of Alberta, for and in consideration of the sum of SIXTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($62,500.00), paid to me or to my benefit, by or on behalf of TRIANGLE PETROLEUM CORPORATION, a body corporate having an office in the City of Calgary, in the Province of Alberta, less amounts withheld and paid to Canada Revenue Agency (Revenue Canada) pursuant to provisions of the Income Tax Act as set forth in that letter from TRIANGLE PETROLEUM CORPORATION to me dated December 23, 2009 setting out the terms of my termination of employment, have remised, released, and forever discharged, and by these presents I do for my heirs, successors and personal representatives, remise, release and forever discharge the said TRIANGLE PETROLEUM CORPORATION (herein called the "Employer", which term includes its respective owner, affiliates, subsidiaries, successors, assigns, and predecessor companies, specifically including ELMWORTH ENERGY CORPORATION and TRIANGLE USA PETROLEUM CORPORATION) and its and their respective directors, officers, agents, employees and insurers, of and from all actions, causes of action, suits, debts, dues, sums of money, claims and demands whatsoever at law or in equity which I ever had, or now have, or which I, or my heirs, successors or personal representatives hereafter can, shall, or may have against the Employer whatsoever arising out of or in any way related to my employment with the Employer, or any discipline imposed upon me in respect of my employment, or the termination thereof, up to and including the date of this Release, and specifically including:

(a)	any claims which I may have arising out of or in any way related to Employment Agreement made effective January 1, 2008 between ELMWORTH ENERGY CORPORATION and me;

(b)	any claims which I may have arising under and by virtue of the Employment Standards Code;

(c)	any claims which I may have arising under or relating to any matter referred to in the Alberta Human Rights Act; and

(d)
any claims which I may have arising under or in any way connected with any collateral benefit which may have been made available to me in connection with my employment with the Employer, including but not limited to collateral benefits such as life, short term disability or weekly indemnity, long term disability, medical, dental, or vision care insurance or benefits (whether provided through an insurance company or otherwise); employee assistance plan; tuition or education benefits; pension; stock option agreements; and company-supplied vehicle, except as is specifically set forth in that letter dated December 23, 2009 from TRIANGLE PETROLEUM CORPORATION to me setting out the terms of my termination of employment.

And for the said consideration, I further agree not to make any claim or take any proceeding against any other individual, body, or corporation who might claim contribution or indemnity from the individuals or corporations discharged through this Release.

I acknowledge and agree that the terms of settlement of my claim and this Release are confidential and I covenant and agree to keep confidential all of such terms and I will not disclose the terms of settlement to any party, other than my spouse and my financial and legal advisors (and I will only disclose the terms to them on the basis that they will keep the terms confidential), except as may be required by law.

And for the said consideration, I agree to indemnify and hold the Employer harmless from and against any claim made by Canada Revenue Agency (Revenue Canada), Service Canada, the Employment Insurance Commission, or any other government department or agency against the Employer with respect to any non-deduction of income tax or employment insurance contributions from the amount payable above, including any claim for taxes or contributions not deducted, interest thereon, penalties, or charges, as well as any costs incurred by the Employer in responding to any such claim, for legal or accounting services, on a complete indemnity solicitor and his own client basis.

I ACKNOWLEDGE that I have been provided with an opportunity to obtain independent legal advice with respect to this Release and my settlement of any claim that I may have against the Employer.

I ACKNOWLEDGE that the taking of this Release shall not be construed as an admission of any liability on the part of the Employer.

IN WITNESS WHEREOF I have executed this Release this 23rd day of December, 2009.

/s/ SHAUN TOKER
WITNESS	SHAUN TOKER

SCHEDULE "B"

RESIGNATION

I, SHAUN TOKER, hereby resign my position as Chief Financial Officer of Elmworth Energy Corporation as well as all of the other officer positions that I hold with that corporation, effective immediately.  Furthermore, I, SHAUN TOKER, hereby resign my position as Senior Financial Advisor of Elmworth Energy Corporation, effective April 30, 2010.

DATED this 23rd day of December, 2009.

/s/ SHAUN TOKER
SHAUN TOKER

RESIGNATION

I, SHAUN TOKER, hereby resign all of my officer positions of the corporations which are associated or affiliated with Triangle Petroleum Corporation, effective immediately.  Furthermore, I, SHAUN TOKER, hereby resign my position with all of the corporations which are associated or affiliated with Triangle Petroleum Corporation, effective April 30, 2010.

DATED this 23rd day of December, 2009.

/s/ SHAUN TOKER
SHAUN TOKER